Exhibit 10.2

GENERAL CONTINUING GUARANTY

This GENERAL CONTINUING GUARANTY (this “Guaranty”), dated as of July 30, 2014, is executed and delivered by ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (“Guarantor”) in favor of CITY NATIONAL BANK, a national banking association, as the arranger and administrative agent for the Lender Group (in such capacity, together with its successors and permitted assigns in such capacity, “Agent”), in light of the following:

WHEREAS, ACRC LENDER LLC, a Delaware limited liability company (“Borrower”), Agent, and the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”) are, contemporaneously herewith, entering into that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in order to induce Agent and the Lenders to extend financial accommodations to Borrower pursuant to the Credit Agreement, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by Agent and the Lenders to Borrower, whether pursuant to the Credit Agreement or the other Loan Documents, Guarantor has agreed to guaranty the Guarantied Obligations; and

WHEREAS, Guarantor is an Affiliate of Borrower; and

WHEREAS, Guarantor will benefit by virtue of the financial accommodations from Agent, the Lenders to Borrower.

NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees in favor the Lender Group as follows:

1.              Definitions and Construction.

(a)         Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.  The following terms, as used in this Guaranty, shall have the following meanings:

“Agent” has the meaning set forth in the preamble to this Guaranty.

“Borrower” has the meaning set forth in the recitals to this Guaranty.

“Compliance Certificate” means a certificate substantially in the form of Exhibit A delivered by a Responsible Officer of Guarantor to Agent.

“Credit Agreement” has the meaning set forth in the recitals to this Guaranty.

“Debt” with respect to any Person, means:  (i) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (ii) all indebtedness representing deferred payment of the purchase price of property or assets, (iii) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (iv) all indebtedness under guaranties, endorsements, assumptions, or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, and (v) all indebtedness secured by a lien existing on property owned, subject to such lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof.

“Debt Service” means for any Test Period, the sum of (a) Interest Expense for any Person for such period, determined on a consolidated basis, and (b) all regularly scheduled principal payments made with respect to Debt of such Person and its subsidiaries during such period, other than any voluntary prepayment or prepayment occasioned by the repayment of an underlying asset, or any balloon, bullet, margin or similar principal payment which repays such Debt in part or in full.

“EBITDA” with respect to any Person and for any Test Period, means an amount equal to the sum of (a) Net Income (or loss) of such Person (prior to any impact from minority or non-controlling interests or joint venture net income and before deduction of any dividends on preferred stock of such Person), plus the following (but only to the extent actually included in determination of such Net Income (or loss)): (i) depreciation and amortization expense (other than those related to capital expenditures that have not been included in the calculation of Fixed Charges), (ii) Interest Expense, (iii) income tax expense, and (iv) extraordinary or non-recurring gains, losses and expenses, including but not limited to transaction expenses relating to business combinations, other acquisitions and unconsummated transactions, (v) unrealized loan loss reserves, impairments associated with owned real estate, and other similar charges, including but not limited to reserves for loss sharing arrangement associated with mortgage servicing rights, (vi) realized losses on loans and loss sharing arrangements associated with mortgage servicing rights and (vii) unrealized gains, losses and expenses associated with (A) derivative liabilities including but not limited to convertible note issuances and (B) mortgage servicing rights (other than the initial revenue recognition of recording an asset),  plus (b) such Person’s proportionate share of Net Income (prior to any impact from minority or non-controlling interests or joint venture net income and before deduction of any dividends on preferred stock of such Person) of the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such period.

“Fixed Charge Coverage Ratio” means EBITDA (as determined in accordance with GAAP) for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period, divided by the Fixed Charges for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period.

“Fixed Charges” means at any time, the sum of (a) Debt Service, (b) all preferred dividends that such Person is required, pursuant to the terms of the certificate of designation or other similar document governing the rights of preferred shareholders, to pay and is not permitted to defer, (c) Capitalized Lease Obligations paid or accrued during such period, and (d) any amounts payable under any Ground Lease.

“Ground Lease” means a ground lease containing the following terms and conditions:  (a) a remaining term (exclusive of any unexercised extension options) of twenty (20) years or more from the date on which the underlying collateral was financed, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given, (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so, (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease, and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guarantied Obligations” means, with respect to Guarantor:  the due and punctual payment, whether at stated maturity, by acceleration or otherwise, of the principal of, and interest (including all interest that accrues after the commencement of any Insolvency Proceeding irrespective of whether a claim therefor is allowed or allowable in whole or in part in such case or proceeding) on, and any and all fees, costs, indemnities and expenses (including reasonable and documented counsel fees and expenses) (including all fees, costs, indemnities and expenses, in each case, that accrues after the commencement of any Insolvency Proceeding irrespective of whether a claim therefor is allowed or allowable in whole or in part in such case or proceeding) incurred in connection with or on, the Indebtedness owed by Borrower to Agent or the Lenders pursuant to the terms of the Credit Agreement and the other Loan Documents.

“Guarantor” has the meaning set forth in the preamble to this Guaranty.

“Guaranty” has the meaning set forth in the preamble to this Guaranty.

“Indebtedness” means any and all obligations, indebtedness, or liabilities of any kind or character owed by Borrower and arising out of or in connection with the Credit Agreement or the other Loan Documents, including all such obligations, indebtedness, or liabilities, whether for principal, interest (including all interest that accrues after the commencement of any Insolvency Proceeding irrespective of whether a claim therefor is allowed or allowable in whole or in part in such case or proceeding), premium, reimbursement obligations, fees, costs, expenses (including reasonable and documented attorneys’ fees), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, or determined or indeterminate, whether Borrower is liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Agent or the Lenders.

“Interest Expense” means with respect to any Person and for any Test Period, the amount of total interest expense incurred by such Person, including capitalized or accruing interest (but excluding interest funded under a construction loan and the amortization of financing costs), plus such Person’s proportionate share of interest expense from the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such period.

“Lender” and “Lenders” have the respective meanings set forth in the recitals to this Guaranty.

“Lender Group” has the meaning set forth in the Credit Agreement.

“Net Income” means, with respect to any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Recourse Debt” means Debt of a consolidated Subsidiary of Guarantor for which Guarantor has provided a payment guarantee.

“Tangible Net Worth” means all amounts that would be included under capital or shareholder’s equity (or any like caption) on the balance sheet of any Person, minus (a) amounts owing to that Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, plus deferred origination fees, net of deferred origination costs, all on or as of such date. For sake of clarity, mortgage servicing rights shall not be deemed to be intangible assets.

“Test Period” means the time period from the first day of each calendar quarter, through and including the last day of such calendar quarter.

“Voidable Transfer” has the meaning set forth in Section 9 of this Guaranty.

(b)         Construction.  Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “include” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms in this Guaranty refer to this Guaranty as a whole and not to any particular provision of this Guaranty.  Section, subsection, clause, schedule and exhibit references herein are to this Guaranty unless otherwise specified.  Any reference in this Guaranty to any of the following documents includes any and all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto or thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth therein): the Credit Agreement; this Guaranty;  the other Loan

Documents.  Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Agent or Guarantor, whether under any rule of construction or otherwise.  On the contrary, this Guaranty has been reviewed by Guarantor, Agent, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Agent and Guarantor.  Any reference herein to the payment in full of the Guarantied Obligations shall mean the payment in full in cash in Dollars (or cash collateralization or receipt of a backup letter of credit or other arrangements reasonably satisfactory to Agent and the Issuing Lender in accordance with the terms of the Credit Agreement) of all Guarantied Obligations other than contingent indemnification Guarantied Obligations as to which no claim has been asserted or is anticipated, and the termination of the Revolver Commitment.  Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.  Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.  The captions and headings are for convenience of reference only and shall not affect the construction of this Guaranty.

2.              Guarantied Obligations.  Subject to the terms and conditions of this Guaranty, Guarantor hereby irrevocably and unconditionally guaranties to Agent, for the benefit of the Lender Group, as and for its own debt, until payment in full thereof has been made, (a) the payment of the Guarantied Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrower of all of the agreements, conditions, covenants, and obligations of Borrower contained in the Credit Agreement and under each of the other Loan Documents.

3.              Continuing Guaranty.  This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part.  To the maximum extent permitted by law, Guarantor hereby waives any right to revoke this Guaranty as to future Guarantied Obligations.  If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Agent in existence on the date of such revocation, (d) no payment by Guarantor, Borrower, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of Guarantor hereunder, and (e) any payment by Borrower or from any source other than Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of Guarantor hereunder.

4.              Performance Under this Guaranty.  In the event that Borrower fails to make any payment of any Guarantied Obligations, on or before the due date thereof, or if Borrower shall fail to perform, keep, observe, or fulfill any other obligation under the Credit Agreement or any other Loan Document, in each case, in the manner provided therein, as applicable, Guarantor immediately shall cause such payment to be made or each of such obligations to be performed, kept, observed, or fulfilled.

5.              Primary Obligations.  This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions.  Guarantor hereby agrees that it is directly, jointly and severally with any other guarantor of the Guarantied Obligations, liable to Agent, that the obligations of Guarantor hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against Guarantor, whether such action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor is joined in such action.  Guarantor hereby agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Agent of whatever remedies it may have against Borrower or any other guarantor, or the enforcement of any lien or realization upon any security Agent may at any time possess.  Guarantor hereby agrees that any release which may be given by Agent to Borrower or any other guarantor shall not release Guarantor.  Guarantor consents and agrees that Agent shall not be under any obligation to marshal any property or assets of Borrower or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guarantied Obligations.

6.              Waivers.

(a)         To the fullest extent permitted by applicable law, Guarantor hereby waives:  (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to Guarantor’s right to make inquiry of Agent to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any Unmatured Event of Default or Event of Default under the Credit Agreement; and (vii) all other notices (except if such notice is specifically required to be given to Guarantor under this Guaranty or any other Loan Documents to which Guarantor is a party) and demands to which Guarantor might otherwise be entitled.

(b)         To the fullest extent permitted by applicable law, Guarantor hereby waives the right by statute or otherwise to require Agent or any Lender to institute suit against Borrower or to exhaust any rights and remedies which Agent or any Lender has or may have against Borrower.  In this regard, Guarantor agrees that it is bound to the payment of each and all Guarantied

Obligations, whether now existing or hereafter arising, as fully as if the Guarantied Obligations were directly owing to the Lender Group by Guarantor.  Guarantor further waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof, except, in each case, the defense that the Guarantied Obligations shall have been performed and paid in full.

(c)          To the fullest extent permitted by applicable law, Guarantor hereby waives:  (i) any rights to assert against Agent or any Lender, any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to Agent or any Lender; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor (other than the defense that the Guarantied Obligations shall have been performed and paid in full); (iii) any defense arising by reason of any claim or defense based upon an election of remedies by Agent or any Lender; (iv) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor’s liability hereunder.

(d)         Until such time as all of the Guarantied Obligations have been paid in full:  (i) Guarantor hereby waives and postpones any right of subrogation Guarantor has or may have as against Borrower with respect to the Guarantied Obligations, including under any one or more of California Civil Code §§ 2847, 2848, and 2849 or any similar laws of any other jurisdiction; (ii) in addition, Guarantor hereby waives and postpones any right to proceed against Borrower or any of its Subsidiaries, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Guarantied Obligations; and (iii) in addition, Guarantor also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of Borrower.

(E)        WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE §§ 2787 THROUGH AND INCLUDING § 2855 AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR LAWS OF ANY OTHER JURISDICTION.

(F)         WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY AGENT, EVEN THOUGH THAT ELECTION OF REMEDIES HAS DESTROYED GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST BORROWER.

(g)          Without affecting the generality of this Section, Guarantor hereby also agrees to the following waivers:

(1)                                 Guarantor agrees that Agent’s right to enforce this Guaranty is absolute and is not contingent upon the genuineness, validity or enforceability of any of the Loan Documents.  Guarantor waives all benefits and defenses it may have under California Civil Code Section 2810 or any similar laws of any other jurisdiction and agrees that Agent’s rights under this Guaranty shall be enforceable even if Borrower had no liability at the time of execution of the Loan Documents or later ceases to be liable.

(2)                                 Guarantor waives all benefits and defenses it may have under California Civil Code Section 2809 or any similar laws of any other jurisdiction with respect to its obligations under this Guaranty and agrees that Agent’s rights under the Loan Documents will remain enforceable even if the amount secured by the Loan Documents is larger in amount and more burdensome than that for which Borrower is responsible.  The enforceability of this Guaranty against Guarantor shall continue until all sums due under the Loan Documents have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for Borrower’s obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of Borrower, any other guarantor of Borrower’s obligations under the Loan Documents, any pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Loan Documents, other than the payment in full of the Guarantied Obligations.

(3)                                 Guarantor waives all benefits and defenses it may have under California Civil Code Sections 2845, 2849 and 2850 or any similar laws of any other jurisdiction with respect to its obligations under this Guaranty, including the right to require Agent to (A) proceed against Borrower, any guarantor of Borrower’s obligations under the Loan Documents, any other pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Guarantied Obligations, (B) proceed against or exhaust any other security or collateral Agent may hold, or (C) pursue any other right or remedy for Guarantor’s benefit, and agrees that Agent may exercise its right under this Guaranty without taking any action against Borrower, any other guarantor of Borrower’s obligations under the Loan Documents, any pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Guarantied Obligations, and without proceeding against or exhausting any security or collateral Agent holds.

(h)         The paragraphs in this Section 6 which refer to certain sections of the California Civil Code are included in this Guaranty solely out of an abundance of caution and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty.

7.              Representations and Warranties.

(a)                                 Guarantor is a duly organized and validly existing limited liability company, corporation, limited partnership or other entity, as applicable, in good standing under the laws of its jurisdiction of organization and is duly qualified to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.

(b)                                 Guarantor has all requisite limited liability company, corporate, limited partnership or other entity power to execute and deliver this Guaranty.  The execution, delivery, and performance of this Guaranty have been duly authorized by Guarantor and all necessary limited liability company, corporate, limited partnership or other entity action in respect thereof has been taken, and the execution, delivery, and performance of this Guaranty does not require any consent or approval of any other Person that has not been obtained (except for such consents or approvals as could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole).

(c)                                  This Guaranty, when executed and delivered by Guarantor, will constitute the legal, valid, and binding obligations of Guarantor, enforceable against Guarantor, in accordance with their terms, except as the enforceability hereof or thereof may be affected by: (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) equitable principles of general applicability (whether considered in a proceeding in equity or law).

(d)                                 Guarantor hereby makes to the Lender Group each of the representations and warranties set forth in the Credit Agreement to the extent applicable to Guarantor fully as though Guarantor were a party thereto, and such representations and warranties are incorporated herein by this reference, mutatis mutandis

8.              Affirmative Covenants. Guarantor covenants and agrees that, so long as any portion of the Revolver Commitment under the Credit Agreement shall be in effect or any Guarantied Obligation remains outstanding and until such time as all of the Guarantied Obligations have been paid in full, Guarantor will do each and all of the following:

(a)                                 Financial Statements.

(i)                                     Within 120 days after the end of each fiscal year of Guarantor, an annual report containing a consolidated statement of assets, liabilities, and capital as of the end of such fiscal year, and consolidated statements of operations and cash flows, for the year then ended, prepared in accordance with accounting principles generally accepted in the United States, all of which shall be accompanied by a report and an unqualified opinion by independent certified public accountants of recognized standing selected by Guarantor and reasonably satisfactory to Agent (for the avoidance of doubt, such unqualified opinion shall not include any qualifications or exceptions, including any (i) a “going concern” or like qualification or exception, (ii) any qualification or exception as to the scope of such audit (except as set forth above), or (iii) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 8(b)); provided however, Guarantor may satisfy its obligations to deliver the financial statements described in this Section 8(a)(i) by furnishing to the Agent (A) a copy of Guarantor’s annual report on Form 10-K (or any applicable successor form) in respect of such fiscal year, together with the financial statements required to be attached thereto, and (B) an unqualified opinion by Ernst & Young LLP or another “Big 4” accounting firm that satisfies the requirements set forth above;

(ii) Within 60 days after the end of each of the first three quarters of each fiscal year of Guarantor, an unaudited financial report containing a consolidated statement of assets, liabilities, and capital, and consolidated statements of operations and cash flows, in each case for the period then ended; provided however, Guarantor may satisfy its obligations to deliver the financial statements described in this Section 8(a)(ii) by furnishing to the Agent a copy of Guarantor’s quarterly report on Form 10-Q (or any applicable successor form) in respect of such fiscal quarter, together with the financial statements required to be attached thereto;

(iii) Concurrent with the delivery of the financial reports described above in clauses (i) and (ii) of this Section 8(a), a Compliance Certificate duly executed by a Responsible Officer of Guarantor stating that (1) he or she has reviewed, or a review has been made under his or her supervision of, the provisions of this Guaranty and the other Loan Documents, (2) the financial statements contained in such report have been prepared in accordance with GAAP (except in the case of reports required to be delivered pursuant to clause (ii) above, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the consolidated financial condition of Guarantor and its Subsidiaries, (3) consistent with past practice, a review of the activities of Guarantor and its Subsidiaries during such year or quarterly period, as the case may be, has been made by or under such individual’s supervision, with a view to determining whether Guarantor and such Subsidiaries have fulfilled all of their respective obligations under this Guaranty, and the other Loan Documents, and (4) Guarantor and its Subsidiaries are not in default in the observance or performance of any of the provisions of this Guaranty and the other Loan Documents, or if Guarantor or any Subsidiary shall be so in default, specifying all such defaults and events of which such individual may have knowledge.

Documents required to be delivered pursuant to Section 8(a)(i) or Section 8(a)(ii) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered by an electronic method of transmission and if so delivered, shall be deemed to have been delivered on the date (a) on which Guarantor posts such documents, or provides a link thereto on Guarantor’s website on the internet; or (b) on which such documents are posted on Guarantor’s behalf on an internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that Guarantor shall deliver paper copies of such documents to the Agent upon its request to Guarantor to deliver such paper copies until Agent provides a written request to cease delivery of paper copies. The Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request.

(b)                                 Financial Covenants.

(i)                                     Have a ratio of Debt to Tangible Net Worth on a consolidated basis, measured at the end of each Test Period, of not greater than 4.00 to 1.00.

(ii)                                  Have a ratio of Recourse Debt to Tangible Net Worth, measured at the end of each Test Period, of not greater than 3.00 to 1.00.

(iii)                               Maintain a minimum Tangible Net Worth, measured at the end of each Test Period, of at least the sum of (i) 80% of Guarantor’s Tangible Net Worth as of September 30, 2013, plus (ii) 80% of the net cash proceeds (after deducting transaction costs) Guarantor receives from issuances of any Stock after the Closing Date.

(iv)                              Have a Fixed Charge Coverage Ratio, measured for each twelve month period ending on the last day of any Test Period, of at least 1.25:1.00.

(v)                                 Cause Borrower, and its Subsidiaries, on a consolidated basis, to maintain, at all times, Assets with an aggregate fair market value of at least $500,000,000.

(c)                                  Investments. Cause any Investment in a commercial real estate mortgage loan made by Guarantor or any Subsidiary of Guarantor, to be made solely by Borrower or a Subsidiary of Borrower; provided that the foregoing restriction shall not apply to Investments in the commercial real estate mortgage market that are brokered for or sold to an agency of, or sponsored by, a U.S. Governmental Authority, or to any third party lender that is not an Affiliate of any Loan Party, Investments in any joint-venture lending entity with a third party that is not an Affiliate of any Loan Party, and Investments (including commercial real estate loans) in Persons, or secured by real estate, located outside the United States.

(d)                                 REIT Status. Guarantor shall maintain its status as, and not revoke its election to be treated as, a “real estate investment trust” as defined in the Code.

9.              Negative Covenant. Guarantor covenants and agrees that, so long as any portion of the Revolver Commitment under the Credit Agreement shall be in effect or any Guarantied Obligation remains outstanding and until such time as all of the Guarantied Obligations have been paid in full, Guarantor will not change the nature of its business (other than reasonable extensions of its business in the commercial real estate sector), enter into any merger, consolidation, or reorganization, or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or Assets, whether now owned or hereafter acquired except the merger, consolidation or reorganization of any Person (other than Borrower), on the one hand, with and into Guarantor, provided that (i) Guarantor is the sole surviving entity of such merger, consolidation or reorganization, (ii) upon the consummation of such merger, consolidation or reorganization, Guarantor expressly reaffirms its Obligations to the Lender Group under this Agreement and the other Loan Documents to which it is a party, and (iii) the consummation of such merger, consolidation or reorganization does not result in a Change of Control Event.

10.       Releases.  Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Agent may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Credit Agreement or any of the other Loan Documents or may grant other indulgences to Borrower in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Credit Agreement or any of the other Loan Documents, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations or any other guaranty of the Guarantied Obligations, or any portion thereof.

11.       No Election.  Agent, for the benefit of the Lender Group, shall have the right to seek recourse against Guarantor to the fullest extent provided for herein and no election by Agent to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Agent’s right to proceed in any other form of action or proceeding or against other parties unless Agent has expressly waived such right in writing.  Specifically, but without limiting the generality of the foregoing, no action or proceeding by Agent under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that Agent finally and unconditionally shall have realized payment in full of the Guarantied Obligations by such action or proceeding.

12.       Revival and Reinstatement.  If the incurrence or payment of the Guarantied Obligations or the obligations of Guarantor under this Guaranty by Guarantor or the transfer by Guarantor to Agent or any Lender of any property of Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if Agent or any Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Agent or any Lender is required or elects to repay or restore, and as to all reasonable and documented costs, expenses, and attorneys’ fees of Agent or any Lender related thereto, the liability of Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

13.       Financial Condition of Borrower.  Guarantor represents and warrants to Agent and each Lender that it is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations.  Guarantor further represents and warrants to Agent and each Lender that it has read and understands the terms and conditions of the Credit Agreement and the other Loan Documents.  Guarantor hereby covenants that it will continue to keep itself informed of Borrower’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

14.       Payments; Application.  All payments to be made hereunder by Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and, subject to the limitations and qualifications expressly set forth in Section 10.11 of the Credit Agreement, shall be made without deduction (whether for taxes or otherwise) or offset. For the avoidance of doubt, any limitations on or conditions to Borrower’s obligations to make payments set forth in Section 10.11 of the Credit Agreement shall apply

equally to Guarantor.    All payments made by Guarantor hereunder shall be applied as follows:  first, to all reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees of one counsel) incurred by Agent in enforcing this Guaranty or in collecting the Guarantied Obligations; second, to the Guarantied Obligations in accordance with the terms of the Credit Agreement.

15.       Attorneys’ Fees and Costs.  Guarantor agrees to pay, on demand, all reasonable and documented attorneys’ fees of one counsel and all other reasonable and documented costs and expenses which may be incurred by Agent in the enforcement of this Guaranty or in any way arising out of, or consequential to, the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought.

16.       Notices.  All notices and other communications hereunder to Agent shall be in writing and shall be mailed, sent or delivered in accordance with the Credit Agreement.  All notices and other communications hereunder to Guarantor shall be in writing and shall be mailed, sent or delivered in care of Borrower in accordance with the Credit Agreement.

17.       Cumulative Remedies.  No remedy under this Guaranty, under the Credit Agreement, or any other Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Credit Agreement, or any other Loan Document, and those provided by law.  No delay or omission by Agent to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof.  No failure on the part of Agent to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

18.       Severability of Provisions.  Any provision of this Guaranty which is prohibited or unenforceable under applicable law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

19.       Entire Agreement; Amendments.  This Guaranty constitutes the entire agreement between the Guarantor and Agent pertaining to the subject matter contained herein.  This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by Guarantor and Agent.  Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given.  No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

20.       Successors and Assigns.  This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of Agent and the Lenders; provided, however, no Guarantor shall assign this Guaranty or delegate any of its duties hereunder without Agent’s prior written consent and any unconsented to assignment shall be absolutely void.  In the event of any assignment or other transfer of rights by Agent, the rights and benefits herein conferred upon Agent shall automatically extend to and be vested in such assignee or other transferee.

21.       No Third Party Beneficiary.  This Guaranty is solely for the benefit of Agent, the Lenders and each of their successors and assigns and may not be relied on by any other Person.

22.       Counterparts; Telefacsimile Execution.  This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Guaranty by telefacsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Guaranty.  Any party delivering an executed counterpart of this Guaranty by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Guaranty but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

23.       GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)         THE VALIDITY OF THIS GUARANTY, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b)         THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK.  GUARANTOR AND AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 23(b) AND STIPULATE THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(c)          TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GUARANTOR AND AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH

KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)         GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e)          (i) NO CLAIM MAY BE MADE BY GUARANTOR AGAINST THE AGENT, ANY LENDER, ISSUING LENDER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM, AND (ii) NO CLAIM MAY BE MADE BY THE AGENT AGAINST GUARANTOR, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF GUARANTOR, FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH, AND EACH PARTY REFERENCED ABOVE IN THIS SECTION 23(e) HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

(Signature Pages to Follow)

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first written above.

GUARANTOR:

ARES COMMERCIAL REAL ESTATE CORPORATION,
a Maryland corporation

By:	/s/ Todd Schuster
Name:	Todd Schuster
Title:	Chief Executive Officer

[SIGNATURE PAGE TO GENERAL CONTINUING GUARANTY]